SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Soliciting Material Under Rule 14a-12

HomeStreet, Inc.

(Name of Registrant as Specified In Its Charter)

Roaring Blue Lion Capital Management, L.P.

Blue Lion Opportunity Master Fund, L.P.

BLOF II LP

Charles W. Griege, Jr.

Ronald K. Tanemura

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 29, 2019, Roaring Blue Lion Capital Management, L.P. issued a press release (the “Press Release”) in connection with a release of a presentation to shareholders of HomeStreet, Inc (the “Presentation”). A copy of the Press Release is filed herewith as Exhibit 1, and a copy of the Presentation is filed herewith as Exhibit 2.

Exhibit 1

Blue Lion Issues Investor Presentation to HomeStreet Shareholders

Highlights 15 Reasons a Refreshed Board is Needed at HomeStreet

Urges Shareholders to Vote the BLUE Proxy Card to Elect Mr. Charles W. Griege and Mr. Ronald K. Tanemura and FOR Blue Lion’s Proposal to Separate the Roles of Chairman and CEO

Dallas, Texas. May 29, 2019. Blue Lion Capital ("Blue Lion"), a Dallas-based investment firm, which beneficially owns approximately 6.5% of the outstanding shares of common stock of HomeStreet, Inc. ("HomeStreet" or the "Company") (NASDAQ: HMST), announced that it has issued a presentation to HomeStreet’s shareholders.

Blue Lion encourages its fellow shareholders to review the presentation, its proxy materials, and its shareholder letters, all of which are available at www.FixHMST.com.

In the 76-page presentation, Blue Lion details 15 important reasons why it believes shareholders should support the election of two new directors to HomeStreet’s Board of Directors (the “Board”) at HomeStreet’s upcoming Annual Meeting of Shareholders scheduled for June 20, 2019.

Blue Lion’s reasons for shareholders to vote the BLUE proxy card to refresh the Board include:

1.	HomeStreet has significantly underperformed all of its peers and the KBW Regional Banking Index on Total Shareholder Return (TSR) on a one-, three-, and five-year basis.
2.	The Board was slow to exit its underperforming mortgage business and only did so after our prodding (for which HomeStreet repeatedly criticized us) and after costing the bank tens of millions in avoidable losses.
3.	We believe the market continues to lack confidence in management, which is clearly reflected by the Company’s anemic tangible book value multiple.
4.	HomeStreet’s operating performance is among the worst of any bank in the U.S. judging by nearly all of the most relevant financial metrics.
5.	Since 2013, the Company has spent $360 million on CapEx and acquisitions without generating a reasonable return on its investments. The destructive use of capital helps to explain why HomeStreet’s Return on Average Assets (ROAA) is a fraction of its peers.
6.	HomeStreet’s management compensation plans are flawed by design—rewarding growth rather than profitability.
7.	Management has missed its earnings guidance for years, which has resulted in analysts’ estimates consistently declining over time.
8.	The Company sold stock in a secondary offering just 30 days before lowering guidance by 84%, costing investors millions.
9.	The Company failed to include the SEC-mandated 5-year performance chart in its 10-K and instead substituted a non-compliant 4-year chart, seemingly in an effort to convince shareholders that performance has been acceptable.

10.	There have been numerous significant corporate governance failures at HomeStreet, including the Board’s recent misleading response to an indication of interest by Dwight Capital to purchase HomeStreet’s underutilized Fannie Mae DUS license.
11.	We believe the Board has attempted to thwart shareholders’ rights through its dogged advocacy with regulators, entrenching Bylaw amendments and use of the corporate machinery to deny legitimate attempts to improve HomeStreet’s governance.
12.	HomeStreet appears to have substantial cultural issues that have caused employees to complain and leave the Company.
13.	HomeStreet has experienced an extraordinarily high level of management turnover, including five CFOs in the past seven years.
14.	The SEC determined that HomeStreet had used improper accounting and attempted to interfere with the SEC’s investigation by chasing down the whistleblower and discouraging cooperation. Yet, no one on the Board or in management was held accountable.
15.	HomeStreet has not disclosed to shareholders numerous loans to entities controlled by HomeStreet directors.

For these reasons, Blue Lion believes that HomeStreet requires a refreshed Board with the right balance of operating skills, capital markets expertise, relevant industry experience and a commitment to sound corporate governance practices.

Charles W. Griege, Jr, Managing Partner of Blue Lion, said, “HomeStreet’s Board of Directors remains a close-knit group of individuals, many of whom have worked with the CEO since the 1990s. In the face of such underperformance and disdain for corporate governance, we believe shareholders should send a clear message to the Board by electing directors who bring new ideas and fresh perspectives.”

Blue Lion Capital’s presentation concludes by highlighting the value both of its director nominees can bring to the HomeStreet Board and recommends shareholders vote for Mr. Charles Griege and Mr. Ronald Tanemura. The full biographies of Blue Lion’s nominees are included in the presentation and can be reviewed at www.FixHMST.com.

Important Information

Roaring Blue Lion Capital Management, L.P., Blue Lion Opportunity Master Fund, L.P., BLOF II LP, Charles W. Griege, Jr. (collectively, "Blue Lion") and Ronald K. Tanemura (together with Blue Lion, the "Participants") have filed with the Securities and Exchange Commission (the "SEC") a definitive proxy statement and accompanying form of proxy to be used in connection with the solicitation of proxies from shareholders of HomeStreet, Inc. (the "Company"). All shareholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants. The definitive proxy statement and an accompanying proxy card is being furnished to some or all of the Company's shareholders and is, along with other relevant documents, available at no charge on the SEC website at http://www.sec.gov/ or from the Participants' proxy solicitor, Morrow Sodali, LLC.

Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the definitive proxy statement on Schedule 14A filed by Blue Lion with the SEC on May 16, 2019. This document is available free of charge from the sources indicated above.

Shareholder Contact:

Morrow Sodali, LLC

Mike Verrechia / Bill Dooley

(800) 662-5200

BlueLion@MorrowSodali.com

 Exhibit 2

1 Presentation to HomeStreet Shareholders May 2019 www.FixHMST.com

2 Vote The BLUE Proxy Card “ FOR " Charles Griege and Ron Tanemura To Refresh HomeStreet’s Board of Directors • Director of post - reorganization of Lehman Brothers since 2012, helped to resolve one of the most complex bankruptcies in history • Former Partner, Global Co - Head of Credit Derivatives and member of Firmwide Credit Policy Committee and the FICC Risk Committee at Goldman Sachs • Director of TPG Specialty Lending, Inc. since 2012, a middle - market business lender. Former director of ICE Clear Credit and ICE Clear Europe • Has broad experience in the financial services industry, deep understanding of risk, service on the boards of highly regulated financial companies and strong corporate governance experience RONALD K. TANEMURA • Founder and Managing Partner of Blue Lion Capital since 2005 • Bank investor for over 30 years with excellent returns and an investor in HomeStreet since 2012 • Over eighteen months ago, recommended substantially all of the turnaround plan currently being implemented by HMST • Worked at the Federal Home Loan Bank of Dallas during the savings and loan crisis • Has broad capital markets experience including analyzing bank financials, strategy and capital allocation CHARLES W. GRIEGE, JR

3 Who Is Blue Lion Capital? Blue Lion History • Founded in 2005 with a value investment philosophy • Launched dedicated Bank Fund in April 2011 • Analyzed hundreds of public and private banks in the U.S and invested in fewer than 70 Our History With HomeStreet • Invested at the IPO in 2012 • Have had significant dialogue since then; we believe virtually all of our ideas were ignored • Although Blue Lion has never been an activist before, HomeStreet was the worst performing bank in our portfolio, and we believed fixable • Blue Lion Capital’s investment performance relative to the KRX and HomeStreet speaks volumes about our capabilities * *Unaudited monthly long portfolio performance through April 2019 -50% -25% 0% 25% 50% 75% 100% 125% 150% 175% 200% 225% Dec-12 Jun-13 Dec-13 Jun-14 Dec-14 Jun-15 Dec-15 Jun-16 Dec-16 Jun-17 Dec-17 Jun-18 Dec-18 Blue Lion Capital KRX Index HomeStreet 90% 175% 10% 165% Difference

4 Overview Of Operations • Private bank founded in 1921 based in Seattle, WA • Chartered in Washington State • Completed its IPO in February 2012 • Market Capitalization of $760 million • Pro - forma Total assets of $6.8 billion * • 63 retail branches located in strong growth markets in the Western U.S. and Hawaii • Primary markets include: • Seattle, Tacoma and Bellevue WA • Portland, OR • Los Angeles, Long Beach, San Diego CA • Honolulu HI • 2 Historic Operating Segments: • Mortgage Banking (currently being restructured) • Commercial & Consumer Banking • Commercial bank principally does commercial real estate lending Q1'19 Assets ($Ms) $7,171 Total Gross Loans $5,346 Deposits $5,178 ROA (0.10%) ROE (0.91%) NIM 3.11% Efficiency Ratio 100.66% *Pro - forma includes expected closing of announced mortgage origination and MSR sales Source: Company disclosures and Bloomberg HomeStreet Profile Key Statistics Historical Segment Breakdown

5 Why Is HomeStreet Attractive to Blue Lion Capital? HomeStreet Can Be a Great Bank and a Great Investment • Growth oriented MSAs • Favorable demographic trends • High median household income Some of the Best Markets in the United States • Solid deposit franchise • Limited reliance on non - core funding after mortgage segment restructuring Valuable Deposit Franchise • Clean balance sheet with minimal exposure to NPAs • Enough diversity in lending expertise to generate adequate returns Healthy Loan Portfolio • HMST is valued at 1.06x TBV • Valuation limits downside while providing substantial opportunity • De minimis core deposit premium Very Cheap Valuation • With $7.2 billion in assets, HMST is large enough to be competitive and generate strong returns Scalable Assets • Eliminate wasteful spending • Reduce costs in commercial bank • Re - align management incentives Numerous Opportunities To Improve Returns

6 Fifteen Reasons A Refreshed Board is Needed at HomeStreet Performance is among worst at any bank in the U.S. Substantial TSR underperformance over 1 - , 3 - , and 5 - years Slow to adjust strategy and exit mortgage businesses Misaligned executive compensation History of SEC violations, fines and whistleblower lawsuit Spent $360 million on capex and acquisitions with no return Significant CFO/Management turnover 7 consecutive earnings misses 2016 - 2018 Priced secondary offering days before missing earnings guidance by 84% Numerous corporate governance failures Manipulated election machinery ( 4 times ) Related party transactions undisclosed to shareholders Coarse and damaging internal culture Low valuation is evidence of lack of market confidence in management Consistently misleads shareholders on performance 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15

7 HomeStreet’s Underperformance

8 HomeStreet significantly underperforms all peers and the KRX on TSR over a one - , three - , and five - year basis. HomeStreet Has Significantly Underperformed Its Peers Source: FactSet. Data as of market close on 12/31/2018. Peers are equal weighted. *Pacific NW Peers: BANR, GBCI, COLB, HFWA; CA Peers: PPBI, WABC, CVBF and TCBK. 1 - year 3 - year 5 - year TSR THROUGH DECEMBER 31, 2018 + 7% - 2% - 27% + 52% + 39% - 9% + 27% + 17% - 17% HomeStreet KBW Regional Bank Index HomeStreet Peers* 1 -20% 0% 20% 40% 60% -20% 10% 40% 70% 100% -40% -30% -20% -10% 0% 10% 20%

9 There is No Escaping the Conclusion of Underperformance • HomeStreet has underperformed all peer groups and relevant indices on TSR over a one - , three - and five - year time horizon • Its 5 - year TSR is only 6.8% vs. its peers’ median of 45.7% and the KBW Regional Banking Index of 26.9% 1 Total Shareholder Return Relative to Peers 1 - Year 3 - Year 5 - Year Pacific Northwest Peers - 26.0% - 48.4% - 51.0% California Peers - 16.1% - 31.4% - 25.8% HomeStreet’s Chosen Peers - 19.0% - 29.5% - 36.1% KBW Bank Index (BKX) - 9.0% - 27.6% - 31.0% KBW Regional Banking Index (KRX) - 9.2% - 19.1% - 20.1% S&P 500 Banks Industry (GICS 4010) - 10.2% - 29.5% - 41.5% Russell 2000 Index (RTY) - 15.6% - 25.9% - 17.2% S&P 500 Index (SPY) - 22.3% - 32.6% - 43.4% Source: Bloomberg, as of 12/31/2018; Pacific Northwest Peers: COLB, BANR, GBCI, HFWA; California Peers: PPBI, TCBK, WABC, CVBF; HomeSteet’s chosen peers reported in the Company’s Form 10 - K for fiscal year 2018, filed with the SEC on March 6, 2019. Peer numbers are medians.

10 HomeStreet TSR Is At the Bottom, Not Just Worse than Average 1. Glacier Bancorp, Inc. 2. Banner Corporation 3. Heritage Financial Corporation 4. Westamerica Bancorporation 5. TriCo Bancshares 6. CVB Financial Corp. 7. Columbia Banking System 8. HomeStreet 9. Pacific Premier Bancorp One - Year TSR Three - Year TSR Five - Year TSR 1. Heritage Financial Corporation 2. Glacier Bancorp, Inc. 3. TriCo Bancshares 4. Westamerica Bancorporation 5. CVB Financial Corp. 6. Banner Corporation 7. Columbia Banking System 8. Pacific Premier Bancorp 9. HomeStreet 1. Heritage Financial Corporation 2. Pacific Premier Bancorp 3. Columbia Banking System 4. Glacier Bancorp, Inc. 5. CVB Financial Corp. 6. Banner Corporation 7. TriCo Bancshares 8. Westamerica Bancorporation 9. HomeStreet -40% -20% 0% 20% 40% 60% 80% 100% HomeStreet Pacific NW Peers California Peers HomeStreet vs. Peers Ranked by TSR 1

11 HomeStreet’s TSR Chart Since its IPO is Extremely Misleading To complete its IPO on the third attempt, HMST priced the offering at 63% of tangible book value HMST wants to take credit for the stock appreciating to tangible book value Since its IPO, 79% of HMST’s TSR occurred in 2012 Extracted From HMST’s 2019 letter to shareholders IPO – YE2012 2013 - 2018 HMST 112.9% - 15.1% Pac NW Peers 8.5% 144.0% CA Peers 2.3% 126.0% KRX 2.9% 86.3% Total Return Source: Bloomberg. Pacific NW Peers: BANR, GBCI, COLB, HFWA; CA Peers: PPBI, WABC, CVBF and TCBK. 1

12 HomeStreet Belatedly Exited Some of the Mortgage Segment Blue Lion Recommended Restructuring This Segment More Than 18 Months Ago 1 Source: SNL &Piper Jaffray. As of Q4’17. Banks with >$1B in assets and MSR >$1 2 • Blue Lion recommended HomeStreet monetize its single family mortgage servicing business and restructure its mortgage origination business • The mortgage servicing business was a valuable asset that analysts and investors had overlooked, yet it was: • Subscale • High - cost due to Seattle, WA location • Very capital intensive because of risk - based capital rules • Despite these significant drawbacks, HomeStreet had the highest ratio of Mortgage Servicing/Risk - Based Capital of any bank in the U.S. 1 • HomeStreet’s mortgage origination business required substantial restructuring due to: • High - cost, stand - alone lending centers • Volume - driven expansion into Arizona and California • Compensation driven by volume rather than profitability • Both business lines are highly interest rate sensitive, require complex hedging activities, are volatile and as a result difficult to predict • For 18 months , HomeStreet maintained that its mortgage servicing and mortgage origination businesses were core to the bank’s strategy • Now, belatedly, HomeStreet is finally exiting a portion of that business • In the meantime, we believe HomeStreet’s mortgage origination business lost > $50 million from 2017 - 2018

2 HomeStreet Initially Refused Almost All Our Recommendations And Now Embraces Them As Its Own Ideas

Blue Lion spent a considerable amount of time and resources over the last 2 years developing and sharing several business improvement initiatives with the Company and the Board. HomeStreet largely dismissed our ideas and disparaged us publicly. Now, the Board has adopted many of them.

November 2017 - May 2018 BLC Recommendations	April/May 2018 HomeStreet's Response	2019 HomeStreet's Disclosed Plan
Sell the Single Family Mortgage Servicing Rights (SF MSRs) because HMST is a sub-scale and high cost servicer. Further, HMST has the highest ratio of MSRs to risk-based capital of any bank in the U.S.	"The sale of the SF MSRs would lead to the loss of $600 million of low cost deposits, forcing the bank to reduce its loan portfolio by a like amount. Further, our loan officers would lose $700 million of mortgage refinance income. The total effect of the above would be a **negative impact to pre-tax income of approximately $30.7 million.**" (HomeStreet's presentation 5/21/2018)	In the last 10 months, HMST has sold 77% of its SF MSRs. "This series of transactions will help to "redefine" our business and .....**substantially mitigate the impact of this cyclical and volatile earnings stream.**" (HomeStreet's 1Q 2019 earnings release)
A sale of the MSRs would free up a significant amount of capital that could be used to repurchase stock.	"A sale of our MSRs and subsequent stock buyback as suggested by Blue Lion **would have a detrimental impact on future operations.**" (HomeStreet's letter to shareholders 5/9/2018)	"These transactions, particularly the sale of the MSRs, have **provided substantial regulatory capital relief supporting a share repurchase** authorization of up to $75 million of our common stock." (HomeStreet's 1Q 2019 earnings release)
Mortgage Origination Business: Sell / close all mortgage lending centers that fail to earn cost of capital, assuming fully allocated corporate costs. **Reduce lending center footprint** to legacy Pacific Northwest Region. Target efficiency ratio of 87% in 2019 vs. 99.1% in 2017	"We believe that suggesting the Mortgage Banking segment can materially reduce expenses in the current mortgage cycle ... without adversely affecting revenues is unreasonable." (HomeStreet's presentation 5/21/2018)	"The Board of Directors made the difficult decision to explore the potential sale of our mortgage banking...concluding that the change would be in the best interests of the Company and its shareholders. **Our mortgage banking business ... will be substantially smaller** focused on our retail deposit network and regional markets." (HomeStreet's press release 2/15/2019)
Blue Lion recommends that HomeStreet reallocate capital from its mortgage segment to the Commercial Bank	"We believe Blue Lion's suggestions and analysis are **not informed by actual banking operational experience** and would result in a dilutive impact on forward EPS and **negatively affect the Company's financial performance.**" (HomeStreet presentation 5/21/2018)	"**These transactions align with our long-term strategic goal** of reducing our reliance on this cyclical and volatile earnings stream and increasing our reliance on the more stable earnings from our Commercial Bank." (HomeStreet press release 4/4/2019)

13

2 Even Now, HMST's Mortgage Restructuring Plan is a Half Measure

We believe management has been disingenuous in claiming that the recent agreements to sell most of its single family mortgage servicing rights and exit the lending center mortgage origination business will "redefine HomeStreet"

- $68 million of single family mortgage servicing rights remain on the balance sheet
- Future originated mortgages will be sold and the mortgage servicing rights retained
- Implied management guidance is for annual single family mortgage originations of $1.5 billion*
- Management has given no guidance on the profitability of this business line. In 2018, HomeStreet originated $5.5 billion of mortgages. Blue Lion estimates HomeStreet lost > $34 million pre-tax in this business line
- Analysts agreed with this assessment by reducing earnings estimates and cutting price targets due to much higher mortgage originations than originally modeled.

ANALYSTS ARE NOT CONVINCED OF HOMESTREET'S RESTRUCTURING PLAN

*"Our lowered rating and Price Target reflect our expectation that mortgage banking revenues could comprise a greater portion of operating revenue and expenses going forward than we previously estimated..... **a discount to HMST's forward earnings is warranted due to a greater contribution of more volatile gain on sale revenue to composite earnings**"*

– Tim Coffey, 5/1/19 FIG Partners

*"Expecting A 1Q19 Info Feast, Turns Out Only Appetizers Served..... We looked forward to this release as an information feast, but **the meal was light on details.**"*

– Jeff Rulis, 5/1/19 D|A|DAVIDSON

* From HMST Q1'19 Earnings Call Transcript

14

15 Market Assigns Low Multiple to HomeStreet Consistently Below Peer Group Valuation We believe the Company’s low valuation relative to peers is evidence that shareholders have no confidence in management and the strategic direction set by the Board Source: Bloomberg. Data as of 5/23/2019 Peers include BANR, GBCI, COLB, HFWA, PPBI, WABC, CVBF and TCBK. 2.0x 1.06x 3 1. Westamerica Bancorporation 2. Glacier Bancorp, Inc. 3. CVB Financial Corp 4. Heritage Financial Corporation 5. Columbia Banking System 6. TriCo Bancshares 7. Pacific Premier Bancorp 8. Banner Corporation 9. HomeStreet As Of May 23, 2019 HISTORICAL PRICE / TANGIBLE BOOK VALUE

16 HomeStreet Has Not Generated Strong Financial Performance The Bank Underperforms on EVERY Meaningful Metric Source: FactSet 4 As Of Fiscal Year 2018 RETURN ON ASSETS (%) 1. CVB Financial Corp 2. Glacier Bancorp, Inc. 3. Columbia Banking System 4. Banner Corporation 5. Westamerica Bancorporation 6. Pacific Premier Bancorp 7. TriCo Bancshares 8. Heritage Financial Corporation 9. HomeStreet RETURN ON EQUITY (%) 1. Glacier Bancorp, Inc. 2. Westamerica Bancorporation 3. CVB Financial Corp 4. TriCo Bancshares 5. Banner Corporation 6. Pacific Premier Bancorp 7. Columbia Banking System 8. Heritage Financial Corporation 9. HomeStreet As Of Fiscal Year 2018

17 Home BancShares, Inc . ( 2 . 06% ), Western Alliance Bancorporation ( 2 . 05% ), First Financial Bankshares, Inc . ( 1 . 98% ), PacWest Bancorp ( 1 . 91% ), Eagle Bancorp, Inc . ( 1 . 91% ), Bank OZK ( 1 . 9% ), ServisFirst Bancshares, Inc . ( 1 . 88% ), People's Utah Bancorp ( 1 . 87% ), Preferred Bank ( 1 . 83% ), East West Bancorp, Inc . ( 1 . 82% ), International Bancshares Corporation ( 1 . 81% ), RBB Bancorp ( 1 . 78% ), Commerce Bancshares, Inc . ( 1 . 77% ), Stock Yards Bancorp, Inc . ( 1 . 75% ), LegacyTexas Financial Group, Inc . ( 1 . 72% ), Merchants Bancorp ( 1 . 7% ), Cathay General Bancorp ( 1 . 69% ), Lakeland Financial Corporation ( 1 . 68% ), BancFirst Corporation ( 1 . 65% ), FB Financial Corporation ( 1 . 65% ), First BanCorp . ( 1 . 65% ), First Merchants Corporation ( 1 . 64% ), Enterprise Financial Services Corp ( 1 . 64% ), City Holding Company ( 1 . 62% ), CVB Financial Corp . ( 1 . 59% ), Glacier Bancorp, Inc . ( 1 . 59% ), Community Bank System, Inc . ( 1 . 58% ), First Bancorp ( 1 . 56% ), First Financial Corporation ( 1 . 56% ), First Community Bankshares, Inc . ( 1 . 55% ), Pinnacle Financial Partners, Inc . ( 1 . 52% ), Live Oak Bancshares, Inc . ( 1 . 52% ), Republic Bancorp, Inc . ( 1 . 51% ), CBTX, Inc . ( 1 . 49% ), S&T Bancorp, Inc . ( 1 . 49% ), Great Southern Bancorp, Inc . ( 1 . 49% ), Exchange Bank ( 1 . 46% ), Cullen/Frost Bankers, Inc . ( 1 . 46% ), Bryn Mawr Bank Corporation ( 1 . 46% ), Independent Bank Corp . ( 1 . 46% ), Home Bancorp, Inc . ( 1 . 46% ), Washington Trust Bancorp, Inc . ( 1 . 46% ), Farmers National Banc Corp . ( 1 . 46% ), First National Bank Alaska ( 1 . 45% ), Sterling Bancorp ( 1 . 45% ), Park National Corporation ( 1 . 44% ), Cadence Bancorporation ( 1 . 44% ), Farmers & Merchants Bancorp ( 1 . 44% ), CenterState Bank Corporation ( 1 . 42% ), First Commonwealth Financial Corporation ( 1 . 42% ), Prosperity Bancshares, Inc . ( 1 . 42% ), Community Trust Bancorp, Inc . ( 1 . 41% ), Chemical Financial Corporation ( 1 . 4% ), Central Bancompany , Inc . ( 1 . 39% ), 1867 Western Financial Corporation ( 1 . 39% ), Nicolet Bankshares, Inc . ( 1 . 38% ), First Horizon National Corporation ( 1 . 38% ), First National of Nebraska, Inc . ( 1 . 37% ), German American Bancorp, Inc . ( 1 . 37% ), TCF Financial Corporation ( 1 . 36% ), First Financial Bancorp . ( 1 . 36% ), Carolina Financial Corporation ( 1 . 36% ), Simmons First National Corporation ( 1 . 36% ), United Bankshares, Inc . ( 1 . 36% ), Columbia Banking System, Inc . ( 1 . 35% ), Independent Bank Group, Inc . ( 1 . 35% ), Synovus Financial Corp . ( 1 . 35% ), United Community Banks, Inc . ( 1 . 35% ), United Community Financial Corp . ( 1 . 35% ), 1 st Source Corporation ( 1 . 33% ), Great Western Bancorp, Inc . ( 1 . 33% ), Old Second Bancorp, Inc . ( 1 . 33% ), Webster Financial Corporation ( 1 . 33% ), Popular, Inc . ( 1 . 32% ), Renasant Corporation ( 1 . 32% ), Summit Financial Group, Inc . ( 1 . 31% ), West Bancorporation, Inc . ( 1 . 31% ), OFG Bancorp ( 1 . 31% ), Bank of Marin Bancorp ( 1 . 31% ), Metropolitan Bank Holding Corp . ( 1 . 3% ), Horizon Bancorp, Inc . ( 1 . 3% ), First Hawaiian, Inc . ( 1 . 3% ), Washington Federal, Inc . ( 1 . 3% ), TowneBank ( 1 . 29% ), Canandaigua National Corporation ( 1 . 29% ), W . T . B . Financial Corporation ( 1 . 29% ), Bank of Hawaii Corporation ( 1 . 29% ), Banner Corporation ( 1 . 29% ), Hope Bancorp, Inc . ( 1 . 28% ), Mercantile Bank Corporation ( 1 . 28% ), BancorpSouth Bank ( 1 . 28% ), Camden National Corporation ( 1 . 28% ), First Busey Corporation ( 1 . 27% ), BOK Financial Corporation ( 1 . 27% ), Westamerica Bancorporation ( 1 . 27% ), Independent Bank Corporation ( 1 . 27% ), Arrow Financial Corporation ( 1 . 27% ), First Interstate BancSystem , Inc . ( 1 . 26% ), Sandy Spring Bancorp, Inc . ( 1 . 26% ), WesBanco , Inc . ( 1 . 26% ), Pacific Premier Bancorp, Inc . ( 1 . 25% ), Veritex Holdings, Inc . ( 1 . 25% ), IBERIABANK Corporation ( 1 . 25% ), Southern National Bancorp of Virginia, Inc . ( 1 . 25% ), Ameris Bancorp ( 1 . 24% ), TriCo Bancshares ( 1 . 23% ), Tompkins Financial Corporation ( 1 . 23% ), South State Corporation ( 1 . 23% ), Sierra Bancorp ( 1 . 22% ), Hills Bancorporation ( 1 . 22% ), Revere Bank ( 1 . 22% ), Alerus Financial Corporation ( 1 . 21% ), Umpqua Holdings Corporation ( 1 . 2% ), Cambridge Bancorp ( 1 . 2% ), NBT Bancorp Inc . ( 1 . 2% ), Brookline Bancorp, Inc . ( 1 . 19% ), Peoples Bancorp Inc . ( 1 . 19% ), Texas Capital Bancshares, Inc . ( 1 . 19% ), Southside Bancshares, Inc . ( 1 . 19% ), Farmers & Merchants Bank of Long Beach ( 1 . 18% ), Wintrust Financial Corporation ( 1 . 18% ), ConnectOne Bancorp, Inc . ( 1 . 16% ), Hancock Whitney Corporation ( 1 . 16% ), F . N . B . Corporation ( 1 . 16% ), Heritage Commerce Corp ( 1 . 15% ), Origin Bancorp, Inc . ( 1 . 15% ), First Citizens BancShares, Inc . ( 1 . 14% ), River City Bank ( 1 . 14% ), Lakeland Bancorp, Inc . ( 1 . 14% ), Dacotah Banks, Inc . ( 1 . 13% ), Burke & Herbert Bank & Trust Company ( 1 . 13% ), First Mid Bancshares, Inc . ( 1 . 12% ), Signature Bank ( 1 . 12% ), CNB Financial Corporation ( 1 . 12% ), Peoples Financial Services Corp . ( 1 . 11% ), South Plains Financial, Inc . ( 1 . 11% ), Southern BancShares (N . C . ), Inc . ( 1 . 11% ), Seacoast Banking Corporation of Florida ( 1 . 11% ), Trustmark Corporation ( 1 . 11% ), Atlantic Union Bankshares Corporation ( 1 . 1% ), Allegiance Bancshares, Inc . ( 1 . 1% ), National Bank Holdings Corporation ( 1 . 09% ), Heartland Financial USA, Inc . ( 1 . 08% ), Hanmi Financial Corporation ( 1 . 08% ), Old National Bancorp ( 1 . 07% ), Univest Financial Corporation ( 1 . 06% ), Heritage Financial Corporation ( 1 . 06% ), First Midwest Bancorp, Inc . ( 1 . 06% ), BankUnited, Inc . ( 1 . 04% ), Central Pacific Financial Corp . ( 1 . 04% ), People's United Financial, Inc . ( 1 . 03% ), TriState Capital Holdings, Inc . ( 1 . 03% ), Fulton Financial Corporation ( 1 . 03% ), Atlantic Capital Bancshares, Inc . ( 1 . 02% ), Peapack - Gladstone Financial Corporation ( 1 . 01% ), Amalgamated Bank ( 1 . 01% ), STAR Financial Group, Inc . ( 1 . 01% ), Associated Banc - Corp ( 1% ), Old Line Bancshares, Inc . ( 1% ), Enterprise Bancorp, Inc . ( 1% ), Boston Private Financial Holdings, Inc . ( 0 . 99% ), Equity Bancshares, Inc . ( 0 . 99% ), First of Long Island Corporation ( 0 . 99% ), QCR Holdings, Inc . ( 0 . 98% ), OceanFirst Financial Corp . ( 0 . 97% ), Byline Bancorp, Inc . ( 0 . 97% ), MutualFirst Financial, Inc . ( 0 . 97% ), Guaranty Bancshares, Inc . ( 0 . 96% ), Financial Institutions, Inc . ( 0 . 94% ), Bar Harbor Bankshares ( 0 . 93% ), MidWestOne Financial Group, Inc . ( 0 . 93% ), Hilltop Holdings Inc . ( 0 . 93% ), CIT Group Inc . ( 0 . 93% ), UMB Financial Corporation ( 0 . 93% ), SmartFinancial , Inc . ( 0 . 92% ), Capital City Bank Group, Inc . ( 0 . 91% ), Fidelity Southern Corporation ( 0 . 91% ), Berkshire Hills Bancorp, Inc . ( 0 . 89% ), Mechanics Bank ( 0 . 87% ), First Bancshares, Inc . ( 0 . 87% ), Bridge Bancorp, Inc . ( 0 . 87% ), Valley National Bancorp ( 0 . 86% ), Flushing Financial Corporation ( 0 . 84% ), Franklin Financial Network, Inc . ( 0 . 83% ), Business First Bancshares, Inc . ( 0 . 83% ), West Suburban Bancorp, Inc . ( 0 . 81% ), Civista Bancshares, Inc . ( 0 . 81% ), First Foundation Inc . ( 0 . 8% ), American Business Bank ( 0 . 8% ), Century Bancorp, Inc . ( 0 . 74% ), Midland States Bancorp, Inc . ( 0 . 72% ), First Internet Bancorp ( 0 . 71% ), Luther Burbank Corporation ( 0 . 7% ), BCB Bancorp, Inc . ( 0 . 69% ), Customers Bancorp, Inc . ( 0 . 68% ), Mid Penn Bancorp, Inc . ( 0 . 63% ), TFS Financial Corporation (MHC) ( 0 . 61% ), HomeStreet, Inc . ( 0 . 57% ) , Mercantil Bank Holding Corporation ( 0 . 54% ), Banc of California, Inc . ( 0 . 44% ), Opus Bank ( 0 . 42% ), HarborOne Bancorp, Inc . (MHC) ( 0 . 38% ), Columbia Financial, Inc . (MHC) ( 0 . 35% ), Republic First Bancorp, Inc . ( 0 . 33% ), Carter Bank & Trust ( 0 . 29% ), HomeTrust Bancshares, Inc . ( 0 . 25% ), Howard Bancorp, Inc . ( - 0 . 2% ) Return on Average Assets: HMST Is One of the Lowest in the Country Of 207 Banks with Assets Between $2 bn and $50 bn, HomeStreet ranks 198 th Source: SNL Data as of 5/21/19 4 #1 ROAA #198 ROAA

18 HomeStreet Has Not Addressed Its Underperforming Commercial Bank The Commercial Bank Underperforms on EVERY Meaningful Metric Source: FactSet LOAN YIELD (%) COST OF DEPOSITS (%) 4 1. Westamerica Bancorporation 2. CVB Financial Corp 3. Glacier Bancorp, Inc. 4. Columbia Banking System 5. TriCo Bancshares 6. Banner Corporation 7. Heritage Financial Corporation 8. Pacific Premier Bancorp 9. HomeStreet As Of Fiscal Year 2018

19 HomeStreet Has Not Addressed Its Underperforming Commercial Bank The Commercial Bank Underperforms on EVERY Meaningful Metric Source: FactSet 4 NET INTEREST MARGIN (NIM %) 1. Banner Corporation 2. Pacific Premier Bancorp 3. Columbia Banking System 4. Glacier Bancorp, Inc. 5. TriCo Bancshares 6. Heritage Financial Corporation 7. CVB Financial Corp 8. HomeStreet 9. Westamerica Bancorporation As Of Fiscal Year 2018 EFFICIENCY RATIO (%) 1. CVB Financial Corp 2. Pacific Premier Bancorp 3. Westamerica Bancorporation 4. Glacier Bancorp, Inc. 5. Columbia Banking System 6. Banner Corporation 7. TriCo Bancshares 8. Heritage Financial Corporation 9. HomeStreet As Of Fiscal Year 2018

20 HomeStreet’s Untapped Opportunity in its Commercial Bank The Performance of HomeStreet’s Commercial Bank Has a Long Way To Go Matching the peers or average banks nationally would create substantial additional net income • Matching peer ROA would also likely expand the multiple, leading to significant upside in the stock Source: Blue Lion. Pacific NW Peers: BANR, GBCI, COLB, HFWA; CA Peers: PPBI, WABC, CVBF and TCBK. 4 Potential Net Income ($ in mm) Opportunity to more than double net income 57 bps ROA 100 bps ROA 125 bps ROA 135 bps ROA 150 bps ROA

21 HomeStreet Spends More Than All Peers on CapEx Despite its Worst - In - Class Returns, HomeStreet Deploys the Most Capital • Since the beginning of 2013, HomeStreet has spent approximately $140 million on capital expenditures, almost 2x - 8x MORE than peers • During the same time period, HomeStreet has spent more than $220 million on acquisitions • Combined, HomeStreet has spent more than $360 million in pursuit of what the Company claims to be “exceptional growth” • This destructive use of capital helps to explain HomeStreet’s ROAA which is a fraction of its peers Source: SNL CUMULATIVE CAPEX SPENDING VS. ROAA 5

22 HomeStreet’s Executive Compensation Plans Are Flawed • We do not believe that the composition of HomeStreet’s Human Resources and Corporate Governance Committee (HRCG) , which acts as both the nominating and corporate governance committee and the compensation committee, fosters appropriate independence and fair oversight. • In particular, we are concerned that the Chairman of the HRCG is the son of a former employer and business partner of HomeStreet’s Chairman and CEO, Mark Mason. • HomeStreet shareholders have never received a reasonable explanation as to why Mr. Mason received a one - time $350,000 bonus in 2015 for the achievement of “closing” the Simplicity Bancorp acquisition. • Despite missing HomeStreet’s own earnings guidance every single quarter of 2017 AND having a record as one of the worst performing public banks since 2013, the Board inexplicably rewarded Mr. Mason with a new three - year employment agreement in January 2018. • We believe HomeStreet’s Board has failed to develop a pay - for - performance compensation program that rewards performance on metrics that matter the most, including TSR, earnings growth, profitability, efficiency ratio and the Company’s outperformance relative to its peers. • 90% of management’s non - equity cash bonuses are tied to metrics that promote growth over profitability and a qualitative assessment of risk and are adjusted to exclude growth - related expenses. 6

6

Mark Mason's Bonus Compensation Plan is Flawed by Design

Mr. Mason Receives Peer-level Compensation Despite Significant Relative Underperformance

Performance Measure	Weight	Threshold	Target	Stretch	Results
Overall Core ROTE	25.00%	8.00%	10.23%	15.00%	4.93%
Commercial & Consumer Core ROTE	25.00%	7.00%	9.00%	11.00%	9.86%
Classified Assets to Total Assets[1]	10.00%	1.38%	0.87%	0.36%	0.24%
Core Deposit Growth	20.00%	5.00%	7.26%	11.00%	10.12%
Non-Mortgage Lending Volume (in millions)[2]	20.00%	$ 2,516	$ 3,593	$ 4,670	$ 2,925
Actual Payout as a Percentage of Target					86.82%

Source: Extracted from HomeStreet's 2019 Definitive Proxy Statement

- The only performance metric commonly used by HomeStreet's peers is *Classified Assets to Total Assets.*
- 90% of the weighted performance measures are not appropriately constructed to drive bank profitability:
  - **Core ROTE**
    - This is a pro forma number with no reconciliation table in the proxy (unlike all peer banks)
    - Although this aims to measure return on tangible equity, the pro forma net income calculation excludes expenses related to expansion into new markets (unlike all peer banks)
    - Provides no incentive for discipline on capex spending
  - **Core Deposit Growth**
    - Growth metric that fails to consider mix, rate or overall deposit costs, which are critical to overall profitability
    - This metric was achieved in 2018, despite significant deterioration in the quality of deposits
  - **Non-Mortgage Lending Volume**
    - Volume metric that does not account for loan yield or risk
    - Does nothing to deter CRE concentration ratios, in which HomeStreet is already one of highest of any bank on the West Coast.
    - Given HomeStreet's low ROA, ROE and history with problem CRE loans, it is inappropriate to have 20% of Mr. Mason's bonus compensation attributed to mere volume

23

24 Management’s Pay - for - Performance Compensation Plans Are Flawed Management Compensation is Not Aligned With Shareholders Source: HomeStreet’s 2019 Definitive Proxy Since 2017, HomeStreet’s NEOs have received more than $11 million in total compensation despite HomeStreet’s Market Cap decline over that same period of $274 million. Mark Mason, Chairman and CEO • Mr. Mason has been paid $8.85 million since 2013 while HomeStreet’s TSR has declined 15.1% over the same period. • Mr. Mason’s total compensation almost doubled after becoming Chairman of the Board in 2015. • In 2017, Mr. Mason received $1.89 million in total compensation - an increase of 14% over 2016 - despite HomeStreet’s pre - tax earnings declining 27% and its TSR declining 8%. • In 2018, Mr. Mason received $1.66 million in total compensation despite HomeStreet’s 30% decline in pre - tax earnings and a TSR decline of 26%. Rose Marie David, Sr. EVP, Mortgage Lending Director • 50% of Ms. David’s quarterly incentive compensation is based on lending volume without a corresponding incentive tied to profitability. • Since 2013, the cumulative estimated pre - tax earnings from the mortgage origination business has been $13.7 million. Over this same period, Ms. David has received a total compensation equal to $7.7 million, of which 94% has been paid in cash. • From 2016 - 2018, the cumulative estimated pre - tax loss from the mortgage origination business was more than $27 million. Over th is same period, Ms. David received compensation totaling almost $3.9 million, of which 96% has been paid in cash. • In 2018 alone, despite the fact that HomeStreet’s mortgage origination business generated estimated pre - tax losses of more than $34 million, Ms. David received $0.9 million in total compensation. William Endresen , EVP, CRE and Commercial Capital President • 50% of Mr. Endresen’s monthly incentive compensation is based on lending volume without a corresponding incentive tied to profitability. • 50% of Mr. Endresen’s total incentive compensation is tied to profitability that we believe is calculated incorrectly due to under - provisioning and the mis - allocation of corporate costs. • Despite the Company’s overall poor performance, Mr. Endresen’s received a cumulative total compensation of $3.55 million over the past three years, of which 89% has been paid in cash. 6

25 • HomeStreet consistently misses consensus estimates and its own quarterly guidance • As the chart depicts, analyst estimates always decline over time • We believe this is a direct result of poor management and strategy which has caused high complexity, lack of visibility, flawed messaging and growth being prioritized over profitability HomeStreet Has Zero Visibility Into Its Business The Company Consistently Misses Consensus EPS Guidance ANNUAL EPS ESTIMATE HISTORY Source: Company reports, Bloomberg. %s represent decline from their highest value 7

26 HomeStreet reaffirmed its guidance during the marketing of its secondary offering as evidenced by the red line in chart. The offering closed on December 13, 2016 when stock was near an all - time high. Just thirty days later on January 12, 2017, HMST lowered its guidance 84%! The stock has never recovered. HomeStreet Priced Secondary Offering Prior to Lowering Guidance Thirty Days After Offering Company Guided Down 84% HMST reaffirms guidance HMST lowers guidance Capital Raise HOMESTREET’S Q4 2016 ESTIMATED EPS AND STOCK PRICE 8

9 HomeStreet Manipulates Its SEC Mandated Performance Graph

HomeStreet Uses The Incorrect Time Period

In its 2018 10-K Filing, HomeStreet used a

4-year

stock performance graph rather than the mandated[1]

5-year

graph, in what we believe is an attempt to fool shareholders and show outperformance



HomeStreet's 2018 10-K Filing
200
175
150
125
100
75
12/31/14
12/31/15
12/31/16
12/31/17
12/31/18
HomeStreet, Inc.
Russell 2000 Index
KBW Regional Banking Index
Actual Performance With Correct Time Period
175
150
125
100
75
12/31/13
12/31/14
12/31/15
12/31/16
12/31/17
12/31/18
HomeStreet, Inc.
Russell 2000 Index (RTY)
KBW Regional Banking Index (KRX)

Source: Blue Lion Capital

[1] see 17 CFR § 229.201 - (Item 201) Market price of and dividends on the registrant's common equity and related stockholder matters.

27

28 HomeStreet Has Had Numerous Corporate Governance Failures BOARD ENTRENCHMENT • Classified Board* • Combined Chairman & CEO role • Lack of Proxy Access by shareholders OBSTRUCTIVE VOTING STANDARDS • Supermajority required for M&A and Charter Amendments* • WA state statute disallows for written consent AUDIT CONTROVERSIES • Numerous internal control deficiencies • Significant deficiencies regarding reliably reporting financials according to GAAP (source 424B3 8/16) • Delayed filing Q3 2014 10Q and 2014 10K POOR SHAREHOLDER ENGAGEMENT • Wasted shareholder assets by rejecting our notice of intent to nominate in 2018 while inviting us to pursue the same outcome through a special meeting • Denial of our books and records request LACK OF DISCLOSURE • None on Gender Pay • Limited on CEO Succession Plans BOARD AGE & LACK OF DIVERSITY • Corporate Governance documents restrict directors serving until the calendar year following their 74th birthday • Yet, directors Ederer (76), King (75) are over the limit and retiring director Indiek (81), is significantly over the limit • Declined to meet with a group regarding board diversity *Pending Changes 10

29 • On April 29, 2019 Dwight Capital LLC , a large non - bank multi - family lender, sent a letter and issued a press release indicating that it was interested in acquiring HomeStreet’s Fannie Mae DUS license and related mortgage servicing rights at a premium to its fair market value • Dwight Capital made itself available to meet with HomeStreet’s board at their convenience • The next day, HomeStreet replied with a press release indicating that the Board would review the letter and stated the following: HomeStreet Fails To Act On Its Basic Fiduciary Duties To Shareholders The Board Continues To Misrepresent The Facts Regarding Dwight Capital Source: Company reports, Dwight Capital “ HomeStreet was not aware of Dwight Capital’s interest until their press release, as they had not previously contacted us ” – HomeStreet, 4/30/19 “We dispute HomeStreet’s assertion on April 30, 2019 that ‘ HomeStreet was not aware of Dwight Capital’s interest until their press release, as they had not previously contacted us. Dwight Capital has sent emails to Mark Mason in 2017 and 2018 expressing this very same interest and Dwight Capital received a response that ‘ [w]e are not interested in selling our DUS license’ ” – Dwight Capital, 5/22/19 • On May 22, 2019, Dwight Capital issued another release indicating its dismay regarding HomeStreet’s claims: 10 Not only did the Chairman and CEO lie publicly to shareholders, he presumably failed to inform the Board of Dwight Capital’s initial interest. Despite the fabrication, the Board continues to back its Chairman and fails to act on its fiduciary duties to shareholders.

30 HomeStreet’s Board Has Used The Corporate Machinery to Impede Shareholder Rights From 2018 to 2019, HomeStreet engaged several law firms, a public relations firm, an investment banking firm and others to protect themselves from accountability. • In 2018 HomeStreet spent several million dollars to block Blue Lion’s attempt to nominate candidates for election to the Board. • HomeStreet rejected Blue Lion’s 133 - page nomination notice in 2018 as deficient on technicalities that we believe could have been easily resolved with a five - minute phone call. • HomeStreet then refused to provide Blue Lion with a list of its shareholders so that Blue Lion could solicit votes. After Blue Lion threatened to sue HomeStreet over its right to obtain the list, HomeStreet delivered it. • After Blue Lion subsequently announced plans to solicit proxies “Against” two of HomeStreet’s nominees at the 2018 Annual Meeting, we believe HomeStreet attempted to confuse shareholders by modifying its proxy card with the addition of an unclear voting option under the claim that it was required by Washington State Law. • HomeStreet also hired a new law firm to approach the Washington State Department of Financial Institutions (the "DFI") seeking an interpretation of Washington banking law that would make it more difficult for a shareholder to solicit proxies. • Following the 2018 annual meeting, HomeStreet modified its Bylaws without shareholder input to further restrict the ability for shareholders to engage constructively with the Board and to nominate directors. • In 2019, Blue Lion received a substantially augmented D&O questionnaire compared to 2018, which included a request for information that we believe was not germane to a nomination of directors. • Following the submission of our 2019 nomination notice, we believe HomeStreet again attempted to manipulate the annual meeting mechanics by providing three business days notice to banks and brokers before setting a record date, instead of the legally required twenty business days. 11

31 “To be eligible to be a nominee for election or reelection as a director of the corporation by a Holder, the person proposed to be nominated must complete and deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.12 ) to the Secretary at the principal executive offices of the corporation a written questionnaire providing the information requested about the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement ( the questionnaire and representation and agreement to be in the form provided by the Secretary upon written request ) HomeStreet’s Bylaws An Example of HomeStreet’s Approach to Shareholder Relations Sirs, As part of our intent to nominate directors to your board at the upcoming annual meeting, we will need to complete the HMST D&O questionnaire for 2019. Please forward a copy of this document as soon as practicable. Thank you, Chuck Charles W. Griege, Jr. 11 Mark Mason, Godfrey Evans , Don Voss Charles Griege, Blue Lion Capital Charles Griege, Blue Lion Capital Godfrey Evans Dear Mr. Griege, Please resubmit your request to the Corporate Secretary and we will respond. Please submit future communication with the independent directors through this channel as we have previously requested. Respectfully, Godfrey B. Evans Executive Vice President General Counsel Chief Administrative Officer Corporate Secretary

32 HomeStreet’s New Advance Notice Bylaw Speaks For Itself 11 b) To be in proper form, whether in regard to a nominee for election to the Board or other business, a Noticing Shareholder’s notice to the Secretary must : i . Set forth, as to each Holder, the following information together with a representation as to the accuracy of the information : A . such Holder’s name and address as they appear on the corporation’s books and the name and address of such Holder’s affiliates or associates, B . the class or series and number of shares of the corporation that are, directly or indirectly, owned of record by such Holder or any of its affiliates or associates, and the class or series and number of shares of the corporation that are, directly or indirectly, beneficially owned by such Holder or any of its affiliates or associates, C . any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the Holder, or any of its affiliates or associates, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation (any of the foregoing, a “Derivative Instrument”) that is directly or indirectly owned beneficially by the Holder or any of its affiliates or associates and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, D . any proxy, contract, arrangement, understanding or relationship pursuant to which such Holder, or any of its affiliates or associates, has any right to vote or has granted a right to vote any security of the corporation, E . any agreement, arrangement, understanding or relationship, including any repurchase or so - called “stock borrowing” agreement or arrangement, involving such Holder or any of its affiliates or associates, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Holder or any of its affiliates or associates with respect to any class or series of the shares of the corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the corporation (any of the foregoing, a “Short Interest”), F . any rights to dividends on the shares of the corporation owned beneficially by the Holder or any of its affiliates or associates that are separated or separable from the underlying shares of the corporation, G . any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Holder or any of its affiliates or associates is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity, H . any performance - related fees (other than an asset - based fee) to which such Holder or any of its affiliates or associates is entitled based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, I . any significant equity interests or any Derivative Instruments or Short Interests in any Competitor held by such Holder or any of its affiliates or associates, J . any direct or indirect interest of such Holder or any of its affiliates or associates in any contract with the corporation, any affiliate of the corporation or any Competitor (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), K . any arrangements, rights or other interests described in Sections 1 . 12 (b)( i )(C) - (J) held by members of such Holder’s immediate family sharing the same household, L . all information that would be required to be set forth in a Schedule 13 D filed pursuant to Rule 13 d - 1 (a) or an amendment pursuant to Rule 13 d - 2 (a) if such a schedule were required to be filed by such Holder or any of its affiliates or associates, M . any other information that would be required to be disclosed in a proxy statement, form of proxy or other filings required to be made by such Holder in connection with solicitations of proxies for, as applicable, the proposal or for the election of directors in a contested election pursuant to the Proxy Rules, and N . any other information as reasonably requested by the corporation . In addition, to be considered timely, a Noticing Shareholder’s notice shall further be updated, if necessary, so that the information provided or required to be provided in such notice remains true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update shall be delivered to the Secretary at the principal executive offices of the corporation not later than 5 : 00 p . m . Pacific Time five business days after the record date for the meeting (in the case of the update required to be made as of the record date) and not later than 5 : 00 p . m . Pacific Time eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof) . For the avoidance of doubt, the obligation to update as set forth in this paragraph shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the shareholders . ii . If the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, the notice, in addition to the matters set forth in paragraph ( i ) above, must set also forth : A . a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such Holder and each of its affiliates or associates in such business, B . the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the Articles of Incorporation or these Bylaws, the text of the proposed amendment), and C . a description of all agreements, arrangements and understandings, direct and indirect, between or among (1) such Holder and any of its affiliates or associates, on the one hand, and (2) any other person or entity (including the name of any such person or entity) in connection with the proposal of such business by such Holder . iii . Set forth, as to each individual, if any, whom the Holder proposes to nominate for election or reelection to the Board, in addition to the matters set forth in paragraph ( i ) above : A . all information relating to such individual that would be required to be disclosed in a proxy statement, form of proxy or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to the Proxy Rules (including such individual’s written consent to being named in the corporation’s proxy statement and any associated proxy card as a nominee and to serving as a director if elected), and B . a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Holder and any of its affiliates and associates, on the one hand, and each proposed nominee, and his or her affiliates and associates, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S - K if the Holder or any of its affiliates or associates were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant . iv . A representation that the Noticing Shareholder (A) has complied with all requirements imposed by applicable law or by regulatory entities having jurisdiction over the corporation, including the change of control provisions of the Washington Commercial Bank Act, and (B) intends to vote or cause to be voted shares of stock of the corporation held by the Noticing Shareholder at the meeting and intends to appear in person or by a representative at the meeting to nominate the person or propose the business specified in the notice . v . With respect to each individual, if any, whom the Holder proposes to nominate for election or reelection to the Board, a Noticing Shareholder’s notice must, in addition to the matters set forth in in paragraphs ( i ) and (iv) above, also include a completed and signed questionnaire, representation, and agreement required by Section 1 . 13 below . The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of the proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of the nominee . (c) Notwithstanding anything in Section 1 . 12 (a) to the contrary, if the number of directors to be elected to the Board is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Noticing Shareholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than 5 : 00 p . m . Pacific Time on the 10 th day following the day on which the public announcement naming all nominees or specifying the size of the increased Board is first made by the corporation . (d) Only those persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors . Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws . Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such proposal or nomination shall be disregarded . (e) Notwithstanding the foregoing provisions of these Bylaws, a Noticing Shareholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws ; provided, however, that any references in these Bylaws to the Exchange Act or the rules thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 1 . 2 or Section 1 . 12 . (f) Nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14 a - 8 under the Exchange Act . Notice of shareholder proposals that are, or that the Noticing Shareholder intends to be, governed by Rule 14 a - 8 under the Exchange Act are not governed by these Bylaws . The business to be conducted at a special meeting of shareholders shall be limited to the business set forth in the notice of meeting sent by the corporation . 1 . 13 SUBMISSION OF QUESTIONNAIRE AND REPRESENTATION AND AGREEMENT . To be eligible to be a nominee for election or reelection as a director of the corporation by a Holder, the person proposed to be nominated must complete and deliver (in accordance with the time periods prescribed for delivery of notice under Section 1 . 12 ) to the Secretary at the principal executive offices of the corporation a written questionnaire providing the information requested about the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (the questionnaire and representation and agreement to be in the form provided by the Secretary upon written request) that such person : (a) is not and will not become a party to : i . any Voting Commitment that has not been disclosed to the corporation, or ii . any Voting Commitment that could limit or interfere with the person’s ability to comply, if elected as a director of the corporation, with the person’s fiduciary duties under applicable law, (b) is not and will not become a party to any Compensation Arrangement that has not been disclosed to the corporation, (c) if elected as a director of the corporation, will ( i ) comply with all informational and similar requirements of applicable insurance policies and laws and regulations in connection with service or action as a director of the corporation ; (ii) comply with all applicable publicly disclosed corporate governance, conflict of interest, stock ownership, confidentiality and trading policies and guidelines of the corporation ; and (iii) act in the best interests of the corporation and its shareholders and not in the interests of individual constituencies, (d) intends to serve as a director for the full term for which such individual is to stand for election and (e) will promptly provide to the corporation such other information as it may reasonably request . Complying with HomeStreet’s new advanced notice Bylaw required Blue Lion to submit more than 650 pages of materials, to nominate two directors

33 HomeStreet Seemingly Has A Culture Problem Not A Good Place To Work, According to Glassdoor Ratings CEO APPROVAL RATINGS 1 Sources: 1 www.Glassdoor.com Note: Ratings are shown as - is and cannot be verified for accuracy “POSITIVE” BUSINESS OUTLOOK 1 HomeStreet’s employees have a negative view of the Company, its outlook and its CEO 12 HMST HMST

34 HomeStreet Seemingly Has A Culture Problem Not A Good Place To Work ETHICAL , CULTURAL, MANAGEMENT AND LEADERSHIP CONCERNS 12 “Management is not held accountable for bad behavior…Employees do experience retaliation for reporting unethical behavior and I have seen some employees punished for giving notice of resignation. Several of the high - level male executives (including the CEO) harass female employees: one woman was forced to resign when news of her affair with one executive became public. ” – Former Employee in Seattle, WA (Inconsistent Standards, Limited Opportunities, Abusive Senior Leadership, Zero Accountability for Managers - Jun 24, 2016) 1 “ No culture to speak of. Morale is lacking and suggestions to help are frowned upon.” – Former Employee (Department Supervisor) in Seattle, WA (Needs Mindset Update - December 5, 2018) 1 “ Hostile work environment. High turnover. Mis managed [sic].” – Former Employee (Universal Banker) in Federal Way, WA (Stay Far Away! - March 4, 2018) 1 “In spite of a CEO who is a laughing stock due to his poor performance , among other things, many of the lower tier managers [emphasis added] are good… Clean up the board .” – Current Employee in Seattle, WA (Poor Leadership - Bank is about to take a dive. - April 11, 2018) 1 “Lastly, hire a more diverse work group of people . The office was filled with middle aged white women. You had 4 men, 3 of which were laid off, and you had 1 Asian woman, again, who you laid off.” – Former Employee (Mortgage Loan Processor) in Vancouver, WA (Loan Processor & Underwriter - September 15, 2017) 1 “ Sr. Management does not communicate a vision. They do not communicate the future of the company …Get a grip. You [Senior Management] hear, but you don’t listen.” – Current Employee (Management) (Getting Ready to Sell? - April 7, 2019) 1 Sources: 1 www.Glassdoor.com, 2 www.InHerSight.com, 3 www.Indeed.com, 4 www.FixHMST.com, Note: Quotes are shown as - is and cannot be verified for accuracy “I was in [REDACTED] and it was ridiculous the money spent on trips and very expensive offices while our division lost money …I want to remain anonymous due to the retribution the whistleblowers received from calling the SEC .” 4 “The C - level leaders are anything but honest in managing this bank” 4

12

HomeStreet Seemingly Has A Culture Problem

Not A Good Place To Work

ETHICAL , CULTURAL, MANAGEMENT AND LEADERSHIP CONCERNS

"Too much politics and moving targets." – Former Employee in Seattle, WA (Manager - December 22, 2018)[1]

"Everything [besides compensation]. No support by management and upper management as they do not show any consideration for their employees and expectations are beyond belief…Change the culture and some managers…" – Former Employee in Federal Way, WA (Would never recommend - February 16, 2019)[1]

"Lots of politics, Sr management is not forward thinking, Hr doesn't hold employees accountable for sleeping with clients and accepting gifts." – Former Employee (Would Not Recommend. Better Banks to Work For - March 28, 2019)[1]

"Zero work-life balance, manager used to take a bunch of people out for drinks after and they would decide which woman was more 'worthy of their attention' than others. Disgusting leadership. They hired an entire room filled with people only to lay off 7/8ths of them months later. Sickening." – Former Employee (Administrative Assistant) in Vancouver, WA (All that fuss for nothing - May 13, 2019)[1]

"There are way too many layers of management, and way too many pieces of management, who do nothing, and who do not take care of the employees on the front lines. This leads to a workplace culture that I found to be very negative…" – Former Employee (Originator) in CA (A Mis-Managed Opportunity - May 18, 2017) [3]

"This bank is rotten to the core by the executive management team."[4]

"Poor leadership…Better management [needed]." – Former Employee (Stressfull - April 4, 2019)[1]

"If the current employees, customers and regulators really knew what was going on they would be shocked."[4]

Sources: [1] www.Glassdoor.com, [2] www.InHerSight.com, [3] www.Indeed.com, [4] www.FixHMST.com,
Note: Quotes are shown as-is and cannot be verified for accuracy

35

36 HomeStreet Seemingly Has A Culture Problem Not A Good Place To Work ETHICAL , CULTURAL, MANAGEMENT AND LEADERSHIP CONCERNS 12 Sources: 1 www.Glassdoor.com, 2 www.InHerSight.com, 3 www.Indeed.com, 4 www.FixHMST.com, Note: Quotes are shown as - is and cannot be verified for accuracy “I will vote my few shares in hope that finally investors and regulators will see the truth .” 4 “ CEO and board need to be replaced. They are mismanaging the bank into the ground…CEO is a joke, no one respects him…Get rid of Mark Mason ” – Former Employee in Seattle, WA (This place is circling the drain - April, 13, 2018) 1 “ Upper management is criminally negligent …” – Former Employee (IT Department) in Seattle, WA ( Avoid until upper management changes . - April 14, 2018) 3

37 HomeStreet’s Has Experienced Significant Sr. Management Turnover 13 HomeStreet has had 5 Chief Financial Officers in the past 7 years Other Executive Departures : 2019 2018 Senior Vice President, Commercial Banking ⭕ Vice President, Chief Information Security Officer ⭕ Interim Controller ⭕ Senior Executive Vice President, Commercial Banking Division ⭕ Senior Vice President, Controller ⭕ Senior Vice President, Financial Advisory ⭕ Senior Vice President / Director of Strategic and Financial Analysis ⭕ Senior Vice President & Chief Underwriter - Fannie Mae DUS Program ⭕ Vice President, Accounting Operations Division Controller ⭕

38 Securities Law Violations At HomeStreet Financial Company Charged With Improper Accounting and Impeding Whistleblowers FOR IMMEDIATE RELEASE 2017 - 24 Washington D.C., Jan. 19, 2017 — The Securities and Exchange Commission today announced that Seattle - based financial services company HomeStreet Inc. has agreed to pay a $500,000 penalty to settle charges that it conducted improper hedge accounting and later took steps to impede potential whistleblowers. HomeStreet’s treasurer Darrell van Amen agreed to pay a $20,000 penalty to settle charges that he caused the accounting violations. SEC Press Release https://www.fixhmst.com/sec - violations “HomeStreet disregarded its internal accounting policies and procedures to come up with different testing results to enable its use of hedge accounting,” said Erin Schneider, Associate Director of the SEC’s San Francisco Regional Office. “Companies must follow the rules rather than create their own.” 14

39 SEC ORDER CHARGING HOMESTREET WITH IMPROPER ACCOUNTING AND IMPEDING WHISTLEBLOWER “HomeStreet violated Rule 21F - 17(a) of the Exchange Act, which prohibits any person from taking an action to impede an individual from communicating directly with the Commission staff about a possible securities law violation.” SEC Inquiry Findings: • HomeStreet used improper Hedge Accounting practices • Treasurer Darrell van Amen made unsupported adjustments to Hedge Effectiveness Testing • HomeStreet disregarded internal accounting policies & procedures to enable use of hedge accounting • HomeStreet’s legal counsel attempted to discourage employee participation with the SEC Inquiry • HomeStreet impeded an SEC investigation • HomeStreet fined $500,000 and Darell van Amen fined $20,000 Yet, Despite Admitting its Audit Committee Doesn’t Understand Hedge Accounting, HomeStreet: • Claimed the $500,000 fine was “immaterial” • Did not hold ANY employee or executive accountable • Did not replace the sanctioned Treasurer • Did not claw back pay of CEO, CFO or General Counsel • Did not change the Company’s auditor • Did not replace the company’s General Counsel / Chief Ethics Officer • Did not add a new accounting or hedging expert to the Board • Did not admit they made any mistakes Securities Law Violations At HomeStreet 14

15

HMST's Undisclosed* Loans To Insiders

The Board Should Disclose To Shareholders Important Details Regarding Several Insider Relationships

HomeStreet has made numerous large loans to entities controlled by HomeStreet directors, including:

$2,625,000 loan to International Way LLC

Undisclosed loan to Owen Way LLC in WA

$3,525,000 loan to Owen Way LLC in OR

$1,063,000 loan to DAE II LLC

Undisclosed loan to TEFCO LLC

The terms of these loans should be disclosed* to investors

Source: Washington Secretary of State, S&P Global Market Intelligence, FDIC and Federal Reserve



# of Insiders with Large Extended Loans
Total Extension of Credit to Insiders ($000s)
Total Extention of Credit to Insiders ($000s)
# of Insiders with Large Extended Loans
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
4
3
2
1
0
2007Q1 2007Q2 2007Q3 2007Q4 2008Q1 2008Q2 2008Q3 2008Q4 2009Q1 2009Q2 2009Q3 2009Q4 2010Q1 2010Q2 2010Q3 2010Q4 2011Q1 2011Q2 2011Q3 2011Q4 2012Q1 2012Q2 2012Q3 2012Q4 2013Q1 2013Q2 2013Q3 2013Q4 2014Q1 2014Q2 2014Q3 2014Q4 2015Q1 2015Q2 2015Q3 2015Q4 2016Q1 2016Q2 2016Q3 2016Q4 2017Q1 2017Q2 2017Q3 2017Q4 2018Q1
International Way, LLC
DAE II LLC
Owen Loop LLC
TEFCO LLC
11/27/07: initial lien
7/11/12: continuation
3/8/17: termination
10/18/13: initial lien
1/13/16: termination
4/1/08: initial lien in OR
11/21/12: continuation in OR
2/12/13: initial lien in WA
10/19/17: continuation in OR
10/28/13: initial lien
UCC Filing Date

* Item 407(a)(3) of Regulation S-K calls for a description of the specific categories or types of transactions, relationships or arrangements that were considered for each independent director in assessing their independence, even if not disclosable under Item 404(a) of Regulation S-K. See "Important Information" page for more detail.

40

41 How Does HomeStreet Respond to this Critique?

42 HomeStreet’s Case For Maintaining The Status Quo Summary of HomeStreet’s Response to Our Case for Change • “ HomeStreet has listened to investor feedback” • “ HomeStreet recently appointed two new directors” • “ HomeStreet recently announced the sale of much of its mortgage business” • “Blue Lion’s candidates do not bring incremental value to the discussion” • “Stock price outperformance in 2019 and since IPO demonstrate our abilities” Why We Believe This Response is Not Persuasive • Blue Lion agrees that HomeStreet has made a number of recent moves which we think are positive • Sale of much of the mortgage business was something we advocated for 18 months ago • Addition of an investor to the Board and of HomeStreet’s first woman director are also positive steps • However, we believe these actions were taken in response to our pressure , which started in November 2017 • HomeStreet continues to dramatically underperform and needs to be substantially reformed • CEO and his hand - picked directors* remain in control; they have proven unable to get out of “last place” • HomeStreet remains the worst performer among its peers and, indeed, one of the worst in the country on ROA • We take no solace from recent stock price performance • Nearly all of 2019’s performance was in the first ten calendar days as bounce - back from late December sell off • TSR since the IPO date is an artifact of cheap IPO price (63% of tangible book) – since 2013, the stock is down 15% • HomeStreet is not “fixed” and would benefit from fresh perspectives on the Board • Our candidates have extensive experience with banks and complex financial institutions • Difficult to imagine that HomeStreet could be even worse than its market - bottom position today *See appendix for discussion for discussion of interlocking relationships among directors

HomeStreet's Year-to-date* TSR Claims Are Extremely Misleading

- HomeStreet's stock saw a sharp drop at the end of 2018 due to tax loss selling
- A quick recovery in the first 10 days of 2019 represents over 60% of the YTD performance
- The remaining return has been driven by the Board finally accepting Blue Lion's recommendations regarding its mortgage business



$32.00
$30.00
$28.00
$26.00
$24.00
$22.00
$20.00
2018 Annual Meeting
Year-end Tax Loss Selling & Subsequent Repurchasing
HMST announces stock buyback
Blue Lion recommends HMST announce a $60 million buyback. HMST's Board refuses
HMST Announces Exploring Sale of Mortgage Bank
Apr-18
May-18
May-18
Jun-18
Jun-18
Jul-18
Jul-18
Aug-18
Aug-18
Aug-18
Sep-18
Sep-18
Oct-18
Oct-18
Nov-18
Nov-18
Dec-18
Dec-18
Jan-19
Jan-19
Jan-19
Feb-19
Feb-19
Mar-19
Mar-19
Apr-19
Apr-19
May-19
May-19

*From HMST 2019 letter to shareholders
Source: Bloomberg. As of 5/23/19. Pacific NW Peers: BANR, GBCI, COLB, HFWA; CA Peers: PPBI, WABC, CVBF and TCBK.

43

44 HomeStreet Claims It Is “Transforming” From Being A Troubled Thrift • Mark Mason is fond of claiming HomeStreet is in the midst of a 7 - year “transformation” of a troubled thrift into a successful bank “ We have made substantial changes in our business as part of our long - term strategic plan to convert a troubled thrift into a leading West Coast major market footprint regional bank ” -- Mark Mason, Q1 2019 Earnings Call • This story has no basis in reality: • HomeStreet is not a “troubled” institution – it is just poorly run • Level of non - performing assets is in line with peers and has been since 2014 • This story is just a convenient excuse for underperformance, 7+ years after the IPO

45 HomeStreet Also Claims It Has Had “Exceptional Growth” On the measures that matter, there has been no meaningful “growth”: • The stock price and TSR is negative over the last six years ( - 15.1% since 2013) • EPS growth is negative (GAAP = 8% decline; company’s adjusted EPS is 18% decline) • Tangible book growth ignores share count growth (13.4% CAGR) due to capital raising, acquisitions and tax reform benefits ($28 million in last two years) The measure with a noticeably high growth rate is CEO pay • Since 2013, Mr. Mason’s total compensation has increased at a CAGR of 21% At best, HomeStreet’s growth narrative is disingenuous – ignoring, for example, the significant growth in share count and benefits of tax reform to net income From HMST 2019 letter to shareholders

46 HomeStreet has Mischaracterized Blue Lion’s Communication With the Washington DFI and is Misleading Shareholders • We believe HomeStreet is attempting to mislead and scare investors regarding the Washington State Department of Financial Institutions (“DFI”) in their 2019 letter to shareholders: • The reality: • Blue Lion filed its application with the DFI on April 9, 2019. • The DFI deemed the application complete on May 9, 2019. • Blue Lion’s 2019 proxy appropriately discloses the risk. • Blue Lion recently met with the DFI, and they said the following: • The DFI has no concerns regarding Blue Lion Capital or its application. • The statutory review period is 30 days. • Given the likely scrutiny of the DFI’s decision, they appear to be inclined to take the full 30 days. • June 7, 2019 is the date that the statutory review period ends and DFI is expected to render its decision.

47 Who Can Best Help HomeStreet Perform Well?

48 For Change to Occur, New Board Members are Required • HomeStreet has a long record of underperformance • Aside from the Company’s new female director, HomeStreet’s incumbent nominees (Mason and Voss) have been part of the Company’s problems • Both have also been involved in several prior corporate governance failures or underperforming companies • There is no reason to believe that Mr. Mason or Mr. Voss can fix HomeStreet after being responsible for its long history of underperformance. • Blue Lion’s nominees are thoughtful, experienced and willing to assist • Mr. Griege has been investing in banks for more than 30 years. He received recommendations from 4 leading bank executives • Mr. Tanemura was a Goldman Sachs partner with significant experience in financial markets and credit businesses

HomeStreet – Timeline Of Corporate Governance Failures

Mason and Voss Have Overseen Multiple Performance, Accounting and Corporate Governance Failures



President and Chief Executive Officer
Vice Chairman
Chairman
Mark Mason
[CEO since 2010]
Donald Voss
[Director since 2015]
Board Member
Chairman, Enterprise Risk Management Committee
Audit Committee
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
FDIC/OTS Cease & Desist
Tax Gross Ups
Undisclosed* Related Party Transactions
Corporate Governance Failures
SEC Investigation & Fine
Disenfranchising shareholders
(2018-2019 proxy contests)

IMPORTANT TAKEAWAYS

Under Mason and Voss, HomeStreet has been plagued with numerous corporate governance failures, which we believe showcases a failure to properly oversee HomeStreet's audit, compliance, ethics and compensation matters.

* Item 407(a)(3) of Regulation S-K calls for a description of the specific categories or types of transactions, relationships or arrangements that were considered for each independent director in assessing their independence, even if not disclosable under Item 404(a) of Regulation S-K. See "Important Information" page for more detail.

49

50 Mark Mason’s Checkered Past – Fidelity Federal Bank, FSB His Career Problems Pre - date HomeStreet Mark Mason was President and CEO of Fidelity Federal Bank, FSB and its holding company, Bank Plus Corporation, from May 1998 to January 2002. (He was also a Director starting in Nov. 1995) The DOJ Case Timeline can be found at https://www.clearinghouse.net/chDocs/public/FH - NY - 0021 - 0002.pdf • Beginning in 1997, Fidelity began issuing and servicing credit cards through affinity marketing arrangements. • On October 14, 1998, the Office of Thrift Supervision (“OTS”) alleged that Fidelity lacked the infrastructure to effectively oversee and manage the credit card program. • On May 17, 1999, the OTS alleged numerous violations of the Equal Credit Opportunity Act (ECOA) and other consumer protection laws. • On July 10, 2002, the Department of Justice announced a $1.6 million settlement relating to allegations that Fidelity violated the ECOA by discriminating against subprime customers who were Latino or on welfare .

Mark Mason's Checkered Past – First Alliance Corporation

His Career Problems Pre-date HomeStreet

Mark Mason was a Board Member and CFO at First Alliance Corp. and First Alliance Mortgage Corp. from November 1995 to May 1998.

- On May 7, 1998 the **AARP joined a lawsuit that claimed FACO/FAMC committed fraud and elder abuse** for allegedly engaging in predatory lending practices.
- On May 12, 1998, Mr. Mason leaves First Alliance.
- On March 23, 2000, the FTC sued FACO/FAMC claiming the bank engaged in predatory lending practices during the time of Mr. Mason's employment with the bank
.
- On March 21, 2002, the **FTC announced a $60 million "consumer redress" settlement** with First Alliance, calling it ***"…one of the largest consumer protection recoveries in FTC history."***



Home » News & Events » Press Releases » Home Mortgage Lender Settles "Predatory Lending" Charges

Home Mortgage Lender Settles "Predatory Lending" Charges

Settlement Could Mean As Much As $60 Million in Consumer Redress

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FOR RELEASE

March 21, 2002

Nearly 18,000 borrowers could receive as much as $60 million dollars in compensation under the terms of a settlement of a lawsuit involving a California-based home mortgage lender and its chief executive officer.

The settlement with First Alliance Mortgage Company (First Alliance) was announced today by the Federal Trade Commission; the states of Arizona, California, Florida, Illinois, Massachusetts, and New York; AARP; and private attorneys for class action plaintiffs and for individual plaintiffs with unfair lending claims. The settlement must be approved by a federal district court in Santa Ana, California.

The agreement settles charges that First Alliance and its chief executive officer violated federal and state laws in making home mortgage loans to customers. The settlement was obtained through a joint effort of the governmental agencies and private plaintiffs' counsel.

The settlement creates a consumer redress fund that will include all of the remaining assets of First Alliance and its affiliates, now being liquidated in bankruptcy court, as well as a payment of $20 million from Brian Chisick and his wife, Sarah Chisick. The settlement amount is one of the largest consumer protection recoveries in FTC history.

The FTC Case Timeline can be found at https://www.ftc.gov/enforcement/cases-proceedings/x010029/first-alliance-mortgage-company-first-alliance-corporation

51

52 Potential Disruption From Voting Mr. Mason Off The Board • Mr. Mason was CEO without the “Chairman” title as recently as 2015 • The separation of powers is the logical next - step for this underperforming bank • If Mr. Mason chose to quit as CEO after not being re - elected: • The Board would execute the succession plan that is required to be annually submitted to regulators. • If the Board is unable or unwilling to execute the succession plan, we know of several exceptional executives with previous roles as CEOs at banking institutions on the West Coast that the Board could consider for an interim or permanent role

53 RONALD K. TANEMURA Shareholder Nominee MARK K. MASON Incumbent Nominee • Has served at HMST for almost 10 years • TSR over the past six years is - 15.1% • Does not have a commercial banking background • During his tenure, HMST has destroyed $360 million on capex and acquisitions • Has purchased 15,000 shares • Director of post - reorganization of Lehman Brothers since 2012, helped to resolve one of the most complex bankruptcies in history • Former Partner, Global Co - Head of Credit Derivatives at Goldman Sachs • Director of TPG Specialty Lending, Inc., Former Director, ICE Clear Credit and ICE Clear Europe • Has broad experience in the financial services industry • Deep understanding of risk, highly regulated financial companies and strong corporate governance Ron Tanemura is more fit to oversee the new direction charted by HomeStreet than Mark Mason • Has a troubled career history at Bank Plus and First Alliance • Has a presided over numerous corporate governance failures during his tenure as Chairman, President and CEO • Its time to separate the Chairman and CEO roles with a board re - fresh Ron Tanemura Can Bring Experienced, Fresh Perspective to the Board

Donald Voss Is Not a Fit Steward Of Shareholders' Interests

As Lead Independent Director, Voss Fails To Be a Robust Counter Mechanism To A Dual Chairman & CEO

Mr. Voss has an abysmal track record as a bank director

- Mr. Voss became a director of HomeStreet after the Company purchased Simplicity Bancorp in 2015, where he was Chairman and a member of the Audit Committee
- Simplicity was a converted thrift that primarily focused on single family mortgages and multi-family lending.
  - Like HomeStreet, Simplicity had a low NIM, high Efficiency Ratio, and low ROA [1]
  - While Mr. Voss was Chairman, Simplicity's operating performance declined.
- Voss failed to create meaningful shareholder value at Simplicity as the bank was ultimately sold at 94% of tangible book value

Mr. Voss' tenure at Simplicity contained many of the same allegations of corporate governance failures as he oversees today [2]

- On October 10, 2014 an investor of Simplicity filed a lawsuit alleging the Board breached its fiduciary duty, omitted material information from shareholders in order for them to cast an informed vote
- The lawsuit was ultimately settled in 2016



1972
1997 ......
2011
2013
2014
2015
2016
2017
2018
2019
HomeStreet, Inc.
Chair, Enterprise Risk Mgmt. Committee
Audit Committee
Undisclosed' Related Party Transactions
SEC Investigation & Fine
Aggressive tactics to disenfranchise shareholders
Simplicty Bancorp
Chairman
Audit Committee
Lawsuit alleging breach of fiduciary duties
Alleged omission of material information from shareholders
First Interestate Bank
EVP- U.S. Banking

Simplicity Bancorp, Inc. (\$000s)	2011	2012	2013	2014
Total Assets	856,439	923,330	867,377	879,188
Y/Y % Chg	(1.2%)	7.8%	(6.1%)	1.4%
Net Income	8,753	7,220	6,221	5,313
Y/Y % Chg	162.1%	(17.5%)	(13.8%)	(14.6%)
ROAA	1.00%	0.79%	0.69%	0.62%
ROAE	6.62%	4.57%	4.16%	3.78%
Net Interest Margin	3.49%	3.38%	3.29%	3.28%
Efficiency Ratio	55.8%	65.3%	72.1%	76.1%

Almost as bad as HomeStreet's 0.57%

[1] Source: SNL

[2] Source: Bushansky v. Simplicity Bancorp, Inc., et al.

54

55 CHARLES W. GRIEGE, JR Shareholder Nominee DONALD R. VOSS Incumbent Nominee • Director of HMST since 2015 • Never purchased a single share of stock • Retired as a banking executive 22 years ago • Chairman of Simplicity Bancorp until HMST purchased the bank at 94% of tangible book • Funds he manages own 1.74 million shares • Shareholder of HMST since its IPO in 2012 • Founder and Managing Partner of Blue Lion Capital since 2005 with excellent returns • Bank investor for over 30 years • Worked at the Federal Home Loan Bank of Dallas during the savings and loan crisis and witnessed the formation of the Resolution Trust Corporation (RTC) which disposed of the troubled assets • Has broad capital markets experience including analyzing bank financials, strategy and capital allocation • Serves on private boards in California including a Gardens Guild, a Non - Profit Water Company, and a Sister City Association • Has a history of overseeing numerous corporate governance failures and financial underperformance at HomeStreet and Simplicity Charles Griege Would Be a Good Addition to the Board Charles Griege recommended the entire turnaround plan currently being implemented by HMST over eighteen months ago. Given Blue Lion’s significant investment in HomeStreet , Mr. Griege has more aligned interests with shareholders than Mr. Voss.

Shareholders Have Voted for Change in the Past

Proxy Advisors Have Recommended Votes Against HomeStreet's Nominees in the Past – Including Mason & Voss

EXERPTS FROM PROXY ADVISOR REPORTS

*"A vote **AGAINST director nominees Mark K. Mason**, Victor H. Indiek, and **Donald R. Voss** is warranted for amending employment agreements with certain executives that did not remove their entitlement to problematic excise tax gross-up payments.."* – ISS 2016

*"In our view, the Company should **strengthen its corporate governance practices to acknowledge accountability.** We recommend the Company declassify its Board to allow shareholders to make necessary changes in board composition annually and to **separate the roles of Chairman and CEO due to the presence of the inherent conflict of interest.**"* – Egan Jones 2018

*"HomeStreet's **history as a public company has been marked by a number of corporate governance shortcomings**, including board independence and attendance concerns, problematic compensation practices, and an accounting and related whistleblower controversy, which have translated into several instances of low investor support for director nominees."*– ISS 2018

Proxy Advisor Recommendations

Director	Mason	Indiek	Voss	King	Kirk	Ederer	Boggs	Smith	Patterson
2016									
Recommendation	Against*	Against*	Against*						
Vote Support For	66%	63%	63%						
2017									
Recommendation				Against*					
Vote Support For				59%					
2018									
Recommendation							Against*	Against**	
Vote Support For							53%	78%	

* Recommendations of ISS
** Recommendation of Egan Jones

56

57 Summary

58 Summary Change Is Needed at HomeStreet • HomeStreet has been poorly run and is a dramatic underperformer across many metrics • Among its Pacific Northwest and California Peers, HomeStreet is a clear bottom performer on most metrics that matter to a bank: loan yield, cost of deposits, NIM, efficiency ratio, ROA and ROE • Stock price performance is well below median for all banks and, in particular, peer banks • HomeStreet has also exhibited a disdain for shareholder input and has monkeyed with the election machinery • HomeStreet publicly ridiculed Blue Lion for suggesting the sale / restructuring of the mortgage business; then HomeStreet adopted this strategy itself and claimed credit • HomeStreet has spent millions attempting to thwart shareholder input and votes • HomeStreet’s Board remains a close - knit group, many of whom have worked with the CEO since the 1990s • In the face of such underperformance and disdain for corporate governance: • Shareholders should send a message to the Board • Shareholders should elect directors that can bring new ideas and fresh perspectives

59 Fifteen Reasons A Refreshed Board is Needed at HomeStreet Performance is among worst at any bank in the U.S. Substantial TSR underperformance over 1 - , 3 - , and 5 - years Slow to adjust strategy and exit mortgage businesses Misaligned executive compensation History of SEC violations, fines and whistleblower lawsuit Spent $360 million on capex and acquisitions with no return Significant CFO/Management turnover 7 consecutive earnings misses 2016 - 2018 Priced secondary offering days before missing earnings guidance by 84% Numerous corporate governance failures Manipulated election machinery ( 4 times ) Related party transactions undisclosed to shareholders Coarse and damaging internal culture Low valuation is evidence of lack of market confidence in management Consistently misleads shareholders on performance 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15

60 Vote The BLUE Proxy Card To Vote “ FOR " Shareholder Proposals BLUE CARD Advisory Vote On The Compensation of Named Executive Officers The Company’s compensation practices are not constructed in the best interest of the Company & shareholders COMPANY PROPOSAL #2 VOTE AGAINST Ratification Of Exclusive Forum Selection Bylaw COMPANY PROPOSAL #4 VOTE AGAINST Would limit shareholders’ rights and options with grievances against the Company or its directors Declassify The Board, Eliminate Supermajority Vote To Approve Major Corporate Changes COMPANY PROPOSALS #5 & #6 The Company is finally following our lead by embracing these best practices VOTE FOR SHAREHOLDER PROPOSAL #7 Repeal Certain Bylaw Amendments Will prevent any possible interference with our right to present business at the Annual Meeting VOTE FOR SHAREHOLDER PROPOSAL #8 Vote For An Independent Chair An independent chair is important at an underperforming company like HomeStreet VOTE F OR VOTE FOR Ratification Of The Company’s Public Accounting Firm COMPANY PROPOSAL #3 Ratification is on a non - binding basis

61 Contact Information Blue Lion Capital 8115 Preston Road Suite 550 Dallas, TX 75225 Chuck Griege chuck@bluelioncap.com 214 - 855 - 2430 Brad Berry brad@bluelioncap.com 214 - 855 - 2430 Justin Hughes Justin@bluelioncap.com 214 - 855 - 2430

62 For additional information or assistance voting your shares please contact Blue Lion Capital's proxy solicitor  509 Madison Avenue Suite 1206 New York, NY 10022 Shareholders Call Toll Free: (800) 662 - 5200 Email: BlueLion@morrowsodali.com

63 Appendix Additional Information About HomeStreet’s Interconnected Board and Undisclosed * Loans * Item 407(a)(3) of Regulation S - K calls for a description of the specific categories or types of transactions, relationships or arrangements that were considered for each independent director in assessing their independence, even if not disclosable under Item 404(a) of Regulation S - K. See “Important Informati on” page for more detail.

HomeStreet's Interconnected Directors

This interconnected web is a handpicked Board by Mark Mason.

It lacks accountability as evidenced by the SEC investigation, HMST's compensation practices, undisclosed* insider loans and undisclosed* related party dealings.

Further, several members of management and the Board were associated with institutions that had regulatory and/or financial issues.

Under Mark Mason, Bank Plus / Fidelity Federal Bank failed compliance exams and the Department of Justice filed multiple lawsuits alleging subprime credit card and consumer protection issues.



Donald R. Voss
Thomas E. King
San Diego Community Bank
Mark K. Mason
William D. Endresen
Bank Plus Corp./Fidelity Federal Bank
DoJ Lawsuit
SVP Managing Director
Chairman, CEO
Director
Victor H. Indiek
EVP, CBE & Commercial Capital
General Counsel
Scott M. Boggs
SEC Investigation & Fine
Chairman, CEO
CEO
HomeStreet Bank
Godfrey B. Evans
Cascade Natural Gas
$LOANS
TEFCO LLC
Chapeau, Inc.
BluePoint Energy, LLC
Elite Energy
Major Shareholder, Director
EDERER INVESTMENT COMPANY
Chairman
David A. Ederer
Father / Son
Daniel D. Ederer
HSCG Chairman, Audit Committee Member
Douglas I. Smith
Son / Father
Miller & Smith.
Gordon V. Smith

* Item 407(a)(3) of Regulation S-K calls for a description of the specific categories or types of transactions, relationships or arrangements that were considered for each independent director in assessing their independence, even if not disclosable under Item 404(a) of Regulation S-K. See "Important Information" page for more detail.

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65 HomeStreet – Undisclosed * Loans To Insiders The Board Should Disclose To Shareholders Important Details Regarding Several Insider Relationships Since Q 1 2012 , quarterly FDIC call reports indicate that there were two loans outstanding to insiders of the Company for as much as $ 13 . 3 million that have not been disclosed in SEC filings to shareholders . WHY HASN’T HOMESTREET DISCLOSED THESE INSIDER TRANSACTIONS? * Item 407(a)(3) of Regulation S - K calls for a description of the specific categories or types of transactions, relationships or arrangements that were considered for each independent director in assessing their independence, even if not disclosable under Item 404(a) of Regulation S - K. See “Importa nt Information” page for more detail.

Long-Standing Director With Father-Son Related Party Relationships



Father ⟷ Son



GORDON V. SMITH

HomeStreet Loan Beneficiary

- Gordon Smith and HomeStreet's Chairman and CEO Mark Mason have a long history together
- Mr. Smith was Chairman of Bank Plus and employed Mr. Mason as CEO
- Additionally, Messrs Smith and Mason were business partners at a company founded in Virginia named TEFCO LLC
- TEFCO runs its operations principally out of Nevada and is incorporated in CA by Mark Mason

DOUGLAS I. SMITH

HomeStreet Director, Chairman Human Resources & Corporate Governance Committee

- President of Miller & Smith
- Despite his father being a business associate of the Chairman, he oversees HomeStreet's compensation structure

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TEFCO – Undisclosed* Related Party Transactions

The Board Has Failed To Properly Monitor And Disclose Several Relationships to Shareholders

UNDISCLOSED* RELATED PARTY DEALS BETWEEN MARK MASON, GODFREY EVANS, DOUGLAS & GORDON SMITH

Director Douglas Smith, the Chairman of the HRCG Committee who overseas executive compensation, works with his father, Gordon Smith.

TEFCO, LLC
Chapeau, Inc.
BluePoint Energy, LLC
Elite Energy

↔ [HomeStreet]

- Gordon Smith and Mark Mason **have business ties that go back at least to 2008** when they were in business together at **TEFCO, LLC**.
- **Gordon Smith was the largest owner of TEFCO and Mr. Mason served as the company's President**.
- HMST's **General Counsel, Godfrey Evans, had a similar role at TEFCO's** predecessor, Chapeau Inc.
- **HomeStreet has never disclosed* the longstanding relationships** between its CEO, General Counsel and the chair of the HRCG Committee.
- Public records show that **HomeStreet is now a creditor of TEFCO**.
- HomeStreet has also not disclosed* in SEC filings whether any of the parties continue to have an equity interest in the borrower.

Source: For more information please see the slide on "Important Information"

* Item 407(a)(3) of Regulation S-K calls for a description of the specific categories or types of transactions, relationships or arrangements that were considered for each independent director in assessing their independence, even if not disclosable under Item 404(a) of Regulation S-K. See "Important Information" page for more detail.

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68 HMST’s Undisclosed * Loan To Gordon Smith’s Company The Board Should Disclose To Shareholders Important Details Regarding Several Insider Relationships HMST has a lien on TEFCO from 10/13 to 10/18 Smith and/or his Father are still tied to TEFCO * Item 407(a)(3) of Regulation S - K calls for a description of the specific categories or types of transactions, relationships or arrangements that were considered for each independent director in assessing their independence, even if not disclosable under Item 404(a) of Regulation S - K. See “Important Informati on” page for more detail.

HomeStreet's Undisclosed* Loan To Gordon Smith's Company

The Board Should Disclose To Shareholders Important Details Regarding Several Insider Relationships

- Gaps in HomeStreet's proxy statement conveniently*
  - ***Fail*** to disclose Mr. Mason's role at Elite Energy in 2009
  - ***Fail*** to connect Mr. Mason and Mr. Evans with the company
  - ***Fail*** to show that Douglas Smith's father is a major investor with TEFCO
  - ***Fail*** to disclose that HomeStreet has a financial relationship with TEFCO

Mark K. Mason, Director, Chairman, Chief Executive Officer and President of HomeStreet, Inc. Mr. Mason has been the Company's Chief Executive Officer and HomeStreet Bank's Chairman and Chief Executive Officer since January 2010 and the Chairman of the Company since March 2015. From January 2010 until March 2015, Mr. Mason was the Vice Chairman of the Company's Board. From 1998 to 2002, Mr. Mason was president, chief executive officer and chief lending officer for Bank Plus Corporation and its wholly owned banking subsidiary, Fidelity Federal Bank, where Mr. Mason also served as the chief financial officer from 1994 to 1995 and as chairman of the board of directors from 1998 to 2002. From February 2008 to October 2008, Mr. Mason also served as president of a startup energy company, TEFCO, LLC, and he served on the boards of

Godfrey B. Evans, Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary of HomeStreet, Inc. and HomeStreet Bank. Mr. Evans joined HomeStreet in November 2009 as Executive Vice President, General Counsel and Corporate Secretary. In March 2010, Mr. Evans was named Chief Administrative Officer. Mr. Evans is responsible for the delivery and management of all legal services to HomeStreet Bank and the Company, administrative management oversight of (1) the Corporate Real Estate and Facilities Group, (2) Risk and Regulatory Affairs Department and (3) the Community Relations Group. Mr. Evans has over 20 years of experience as a general counsel of a public company. Prior to joining the executive team at HomeStreet, Mr. Evans was the managing director of the bankruptcy and restructuring practice group at Marshall & Stevens beginning in 2008. Mr. Evans served as interim general counsel and chief restructuring officer for Chapeau, Inc., a cogeneration manufacturing company, from 2008 to 2009. From 2002 to 2008, Mr. Evans served as a practicing attorney and as a project professional for Resources Global Professionals, and from 1987 to 2002,


State of California
Secretary of State
FILED

Item 3.02 Unregistered Sales of Equity Securities.

On August 22, 2008, Chapeau, Inc., a Utah corporation doing business as BluePoint Energy ("Chapeau") entered into an agreement with the Gordon V. and Helen C. Smith Foundation ("Purchaser") for the sale of 2,565,880 shares of Chapeau common stock, par value $0.001 per share (the "Common Stock"), at a purchase price of $0.3605 per share (the "Initial Purchase"), which price per


NEVADA SECRETARY OF STATE
CHAPEAU, INC.

Chapeau d/b/a Bluepoint Energy raises capital from Gordon Smith

Mark Mason incorporated Bluepoint Energy, LLC

Godfrey Evans and Gordon Smith as Officers of Chapeau

* Item 407(a)(3) of Regulation S-K calls for a description of the specific categories or types of transactions, relationships or arrangements that were considered for each independent director in assessing their independence, even if not disclosable under Item 404(a) of Regulation S-K. See "Important Information" page for more detail.

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70 Long - Standing Director With Father - Son Related Party Relationships > President of Ederer Investment Company > Member of GEM Real Estate Partners, a real estate investment company DANIEL D. EDERER > Joined HomeStreet’s Bank Board in 2004. Became Director of HomeStreet, Inc. in 2005 > Chairman of the Board 2009 - 2015 > Has been a member of every Board committee > Current Chairman of Ederer Investment Company > Former CPA and audit manager for Price Waterhouse > Served on board of Cascade Natural Gas with HomeStreet Director Scott Boggs DAVID A. EDERER Father Son HomeStreet Director, Chairman Emeritus HomeStreet Loan Beneficiary

Ederer Investment Company – Undisclosed* Related Party Loans

The Board Should Disclose To Shareholders Important Details Regarding Several Insider Relationships

UNDISCLOSED* RELATED PARTY LOANS BETWEEN HOMESTREET AND ENTITIES CONTROLLED BY CHAIRMAN EMERITUS DAVID EDERER AND HIS SON, DANIEL EDERER, ARE TROUBLING

Chairman Emeritus Ederer, serves on the committees that oversee related party transactions, accounting practices and risk management.

Ederer Investment Company
DAE II LLC
International Way, LLC
Owen Loop LLC

↔ [HomeStreet]

- David Ederer and his son, Daniel Ederer, manage an investment firm named Ederer Investment Company.
- **HomeStreet has never disclosed* the longstanding relationship** between entities controlled by its Chairman Emeritus and his son.
- Public records show that **HomeStreet is now a creditor of many of Ederer's entities.**
- HomeStreet has also not disclosed* whether any of the parties continue to have an equity interest in the borrower.

Sources: Washington Secretary of State, Lexis Nexis, Google

* Item 407(a)(3) of Regulation S-K calls for a description of the specific categories or types of transactions, relationships or arrangements that were considered for each independent director in assessing their independence, even if not disclosable under Item 404(a) of Regulation S-K. See "Important Information" page for more detail.

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72 Source: wayback machine for http://www.edererinvestment.com Source: Lexis Nexis HMST’s Undisclosed * Loan To David and Daniel Ederer’s Company $2,625,000 loan from HomeStreet to Ederer’s International Way, LLC – Shareholders Deserve To Know More Source: Google maps 5209 SE International Way Portland, OR 97222 Source: Washington Secretary of State Source: UCC Filings * Item 407(a)(3) of Regulation S - K calls for a description of the specific categories or types of transactions, relationships or arrangements that were considered for each independent director in assessing their independence, even if not disclosable under Item 404(a) of Regulation S - K. See “Important Information” page for more detail.

73 HMST’s Undisclosed * Loan To David and Daniel Ederer’s Company $3,525,000 loan from HomeStreet to Ederer’s Owen Loop LLC - Shareholders Deserve To Know More 1050 Owen Loop S Eugene, OR 97402 Source: Google maps Source: Washington Secretary of State Source: UCC Filings Source: Lexis Nexis UCC Filing in WA UCC Filing in OR * Item 407(a)(3) of Regulation S - K calls for a description of the specific categories or types of transactions, relationships or arrangements that were considered for each independent director in assessing their independence, even if not disclosable under Item 404(a) of Regulation S - K. See “Important Information” page for more detail.

74 HMST’s Undisclosed * Loan To David and Daniel Ederer’s Company $1,063,000 loan from HomeStreet to Ederer’s DAE II LLC - Shareholders Deserve To Know More Source: Google maps Source: Lexis Nexis 676 S Industrial Way Seattle, WA 98108 Source: Washington Secretary of State Source: UCC Filings * Item 407(a)(3) of Regulation S - K calls for a description of the specific categories or types of transactions, relationships or arrangements that were considered for each independent director in assessing their independence, even if not disclosable under Item 404(a) of R egu lation S - K. See “Important Information” page for more detail.

75 IMPORTANT INFORMATION *The business relationships between Mr. Mason and the father of Mr. Smith, Mr. Ederer and his son, and the related loans are items that may impact Mr. Smith’s and Mr. Ederer’s independence, but HomeStreet has not described them in any detail in its proxy statement, as we believe is required by Item 407(a)(3) of Regulation S - K. This Item requires that HomeStreet describe, by specific category or type, any transactions, relationships or arrangements related to a specific independent director not disclosed pursuant to Item 404(a) that were considered by the board of directors in assessing a director’s independence. And just in case an issuer might overlook the importance of this disclosure, the instruction to this Item says that the descripti on of the specific categories or types of transactions, relationships or arrangements must be provided in such detail as is necessa ry to fully describe the nature of the transactions, relationships or arrangements. In other words, the SEC meant it when it sai d that “a primary purpose of the federal proxy rules is to provide shareholders with full disclosure of all information for the exercise of their voting rights under state law and the corporation's charter.” Exchange Act Release No. 56160, July 27, 2007 . Roaring Blue Lion Capital Management, L.P., Blue Lion Opportunity Master Fund, L.P., BLOF II LP, Charles W. Griege, Jr. (collectively, "Blue Lion") and Ronald K. Tanemura (together with Blue Lion, the "Participants") have filed with the Securiti es and Exchange Commission (the "SEC") a definitive proxy statement and accompanying form of proxy to be used in connection with the solicitation of proxies from shareholders of HomeStreet , Inc. (the "Company"). All shareholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants , as they contain important information, including additional information related to the Participants. The definitive proxy statement and an accompanying proxy card is being furnished to some or all of the Company's shareholders and is, along with other relevant documents, available at no charge on the SEC website at http://www.sec.gov/ or from the Participants' proxy solicitor, Morrow Sodali , LLC. Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the definitive proxy statement on Schedule 14A filed by Blue Lion with the SEC on May 16, 2019. This document is available free of charge from the sources indicated above.

DISCLAIMER

This presentation, the materials contained herein, and the views expressed herein (this "Presentation") are for discussion and general informational purposes only. This Presentation does not have regard to the specific investment objective, financial situation, suitability, or the particular need of any specific person who may receive this presentation, and should not be taken as advice on the merits of any investment decision. In addition, this Presentation should not be deemed or construed to constitute an offer to sell or a solicitation of any offer to buy any security described herein in any jurisdiction to any person, nor should it be deemed as investment advice or a recommendation to purchase or sell any specific security. Nor should this Presentation be considered to be an offer to sell or the solicitation of an offer to buy any interests in any fund managed by Roaring Blue Lion Capital Management, L.P. or any of its affiliates ("Blue Lion"). Such an offer to sell or solicitation of an offer to buy interests may only be made pursuant to definitive subscription documents.

The views expressed herein represent the current opinions as of the date hereof of Blue Lion and are based on publicly available information regarding HomeStreet, Inc. ("Homestreet" or the "Company"). Certain financial information and data used herein have been derived or obtained from, without independent verification, public filings, including filings made by HomeStreet with the Securities and Exchange Commission ("SEC") and other sources. Blue Lion shall not be responsible for or have any liability for any misinformation contained in any SEC or other regulatory filing, any third party report, or this Presentation. All amounts, market value information, and estimates included in this Presentation have been obtained from outside sources that Blue Lion believes to be reliable or represent the best judgment of Blue Lion as of the date of this Presentation. Blue Lion is an independent company, and its opinions and projections within this Presentation are not those of HomeStreet and have not been authorized, sponsored, or otherwise approved by HomeStreet. The information contained within the body of this Presentation is supplemented by footnotes which identify Blue Lion's sources, assumptions, estimates, and calculations. This information contained herein should be reviewed in conjunction with the footnotes.

In addition, the information contained herein reflects projections, market outlooks, assumptions, opinions and estimates made by Blue Lion as of the date hereof that may constitute forward-looking statements. Such forward-looking statements are based on certain assumptions and involve certain risks and uncertainties, including risks and changes affecting industries generally and the Company specifically and are subject to change without notice at any time. Given the inherent uncertainty of projections and forward-looking statements, you should be aware that actual results may differ materially from the projections and other forward-looking statements contained herein due to reasons that may or may not be foreseeable.

Therefore, Blue Lion does not represent that any opinion or projection will be realized, and Blue Lion offers no assurances as to the price of Company securities in the future. While the information presented herein is believed to be reliable, no representation or warranty is made concerning the accuracy of any data presented, the information or views contained herein, nor concerning any forward-looking statements. Blue Lion has an economic interest in the price movement of the securities discussed in this presentation, but Blue Lion's economic interest is subject to change at any time.

Blue Lion has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. Blue Lion does not endorse third-party estimates or research which are used in this presentation solely for illustrative purposes. All registered or unregistered service marks, trademarks and trade names referred to in this Presentation are the property of their respective owners, and Blue Lion's use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names or the goods and services sold or offered by such owners.

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